Exhibit 99.1

Pixelworks Reports Second Quarter 2019 Financial Results

Expanded Portfolio of Visual Display Solutions Supporting Continued Momentum in Mobile

SAN JOSE, Calif., August 1, 2019 - Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of power efficient visual processing solutions, today announced financial results for the second quarter ended June 30, 2019.

Second Quarter and Recent Highlights

•	Mobile revenue increased 14% and Video Delivery revenue grew 73% year-over-year

•	ASUS launched ROG Phone II in conjunction with Tencent Games, as the first smartphone to incorporate Soft Iris solution running on the Qualcomm® Snapdragon™ 855 Plus Mobile Platform

•	TrueCut® Motion Grading Wins Hollywood Professional Association Engineering Excellence Award

•	Black Shark launched Shark 2 Pro, its fourth gaming smartphone to incorporate Iris visual processor

President and CEO of Pixelworks, Todd DeBonis, commented, “Second quarter revenue was in-line with the midpoint of our guidance as all areas of the business performed as expected, with continued year-over-year revenue growth in both Mobile and Video Delivery. Gross margin expanded sequentially and year-over-year, and when combined with well-managed operating expenses, resulted in EPS for the quarter at the high-end of our guidance.

“We also made significant progress on advancing our sales pipeline and further cultivating the ecosystem to enable high-quality HDR video content on visual displays. As evidence of our continued progress, Black Shark recently launched the Shark 2 Pro smartphone, their fourth gaming device to incorporate our Iris visual processor. Additionally, ASUS launched the ROG Phone II in conjunction with Tencent Games and became the first smartphone to incorporate Pixelworks’ Soft Iris solution with advanced display calibration running on the Snapdragon™ 855 Plus mobile platform.”

DeBonis concluded, “As a result of our expanded portfolio of hardware and software-based solutions, we are extremely well positioned to increase adoption of our industry-leading visual display solutions across a growing number of new and existing mobile OEMs and streaming service providers. We anticipate further momentum in the coming quarters as new mobile devices are launched incorporating Pixelworks’ Iris visual processors, Soft Iris and support for our award winning TrueCut format - collectively contributing to a meaningful acceleration in Mobile growth as we approach the end of 2019 and well into 2020.”

Second Quarter 2019 Financial Results
Revenue in the second quarter of 2019 was $18.0 million, compared to $16.6 million in the first quarter of 2019 and $19.3 million in the second quarter of 2018. Year-over-year, second quarter revenue reflects continued growth in the Company’s Mobile and Video Delivery businesses, offset by below normal seasonal demand in the Projector market.

On a GAAP basis, gross profit margin in the second quarter of 2019 was 52.0%, compared to 50.9% in the first quarter of 2019 and 49.5% in the second quarter of 2018. On a non-GAAP basis, second quarter 2019 gross profit margin was 54.1%, compared to 53.3% in the first quarter of 2019 and 52.7% in the second quarter of 2018.

GAAP operating expenses in the second quarter of 2019 were $11.7 million, compared to $11.9 million in the first quarter of 2019 and $12.0 million in the year-ago quarter. Non-GAAP operating expenses in the second quarter of 2019 were $9.6 million, compared to $10.3 million in the first quarter of 2019 and $10.0 million in the year-ago quarter.

For the second quarter of 2019, the Company recorded a GAAP net loss of $2.4 million, or ($0.06) per share, compared to a GAAP net income of $133,000, or $0.00 per diluted share, in the first quarter of 2019, which included a net gain of $3.9 million related to the sale of non-strategic patents. The Company recorded a GAAP net loss of $2.4 million, or ($0.07) per share, in the second quarter of 2018.

For the second quarter of 2019, the Company recorded a non-GAAP net loss of $97,000, or ($0.00) per share, compared to a non-GAAP net loss of $1.5 million, or ($0.04) per share, in the first quarter of 2019 and non-GAAP net income of $31,000, or $0.00 per diluted share, in the second quarter of 2018.

Adjusted EBITDA in the second quarter of 2019 was $1.0 million, compared to ($464,000) in the first quarter of 2019 and $1.1 million in the second quarter of 2018.

Business Outlook
For the third quarter of 2019, Pixelworks expects revenue to be in a range of between $17.5 million and $18.5 million, reflecting sequential and year-over-year growth in Mobile combined with lower than normal seasonal demand in the Video Delivery and Digital Projection markets. Additional guidance will be provided as part of the Company’s earnings conference call.

Conference Call Information
Pixelworks will host a conference call today, August 1, 2019, at 2:00 p.m. Pacific Time, which can be accessed by calling 1-877-359-9508 and using passcode 6687844. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for at least 30 days. A replay of the conference call will also be available through Thursday, August 8, 2019, and can be accessed by calling 1-855-859-2056 and using passcode 6687844.

About Pixelworks, Inc.
Pixelworks provides industry-leading display processing and video delivery solutions and technology that enable highly authentic viewing experiences with superior visual quality. The Company has a 20-year history of delivering image processing innovation to providers of leading-edge consumer electronics, professional displays and video streaming services. Pixelworks is headquartered in San Jose, CA. For more information, please visit the company’s web site at www.pixelworks.com

Note: Pixelworks, the Pixelworks logo and TrueCut are registered trademarks of Pixelworks, Inc. All other trademarks are the property of their respective owners.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share, which exclude gain on sale of patents, inventory step-up and backlog amortization, amortization of acquired intangible assets, stock-based compensation expense, restructuring expenses, gain on extinguishment of convertible debt, and discount accretion on convertible debt fair value which are all required under GAAP as well as the tax effect of the non-GAAP adjustments. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which Pixelworks defines as GAAP net income (loss) before interest income (expense) and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above.

Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period to period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis.

In calculating the above non-GAAP results, management specifically adjusted for certain items related to the acquisition of ViXS Systems, Inc., including amortization of acquired intangible assets, and impact of inventory step up, both related to fair valuing the items, restructuring expenses related to a reduction in workforce and facility closure and consolidations, gain on debt extinguishment, and accretion on convertible debt. Management considers these items as either limited in term or having no impact on Pixelworks’ cash flows, and therefore has excluded such items to facilitate a review of current operating performance and comparisons to our past operating performance.

Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s digital projection, mobile and video delivery businesses, including market movement and demand, customer engagements, mobile wins and the timing thereof, growth in the mobile and video delivery markets, strategy, seasonality, and additional guidance, particularly as to revenue for the third quarter of 2019. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to execute on our strategy, competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2018 as well as subsequent SEC filings.

The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Revenue, net	$18,027	$16,648	$19,251	$34,675	$34,543
Cost of revenue (1)	8,651	8,176	9,717	16,827	17,207
Gross profit	9,376	8,472	9,534	17,848	17,336
Operating expenses:
Research and development (2)	6,364	6,472	6,423	12,836	10,886
Selling, general and administrative (3)	4,935	5,460	4,959	10,395	9,573
Restructuring	398	—	602	398	621
Total operating expenses	11,697	11,932	11,984	23,629	21,080
Loss from operations	(2,321)	(3,460)	(2,450)	(5,781)	(3,744)
Interest income and other, net (4)	104	96	40	200	1,177
Gain on sale of patents	—	3,905	—	3,905	—
Total other income, net	104	4,001	40	4,105	1,177
Income (loss) before income taxes	(2,217)	541	(2,410)	(1,676)	(2,567)
Provision for income taxes	231	408	32	639	308
Net income (loss)	$(2,448)	$133	$(2,442)	$(2,315)	$(2,875)
Net income (loss) per share:
Basic	$(0.06)	$0.00	$(0.07)	$(0.06)	$(0.08)
Diluted	$(0.06)	$0.00	$(0.07)	$(0.06)	$(0.08)
Weighted average shares outstanding:
Basic	37,688	37,247	35,704	37,469	35,445
Diluted	37,688	38,692	35,704	37,469	35,445
——————
(1) Includes:
Amortization of acquired intangible assets	298	298	298	596	596
Stock-based compensation	83	95	78	178	144
Inventory step-up and backlog amortization	—	12	239	12	361
(2) Includes stock-based compensation	703	661	627	1,364	1,222
(3) Includes:
Stock-based compensation	879	933	682	1,812	1,221
Amortization of acquired intangible assets	76	84	101	160	202
(4) Includes:
Gain on debt extinguishment	—	—	—	—	(1,272)
Discount accretion on convertible debt fair value	—	—	—	—	69

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$9,376	$8,472	$9,534	$17,848	$17,336
Amortization of acquired intangible assets	298	298	298	596	596
Stock-based compensation	83	95	78	178	144
Inventory step-up and backlog amortization	—	12	239	12	361
Total reconciling items included in gross profit	381	405	615	786	1,101
Non-GAAP gross profit	$9,757	$8,877	$10,149	$18,634	$18,437
Non-GAAP gross profit margin	54.1%	53.3%	52.7%	53.7%	53.4%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$11,697	$11,932	$11,984	$23,629	$21,080
Reconciling item included in research and development:
Stock-based compensation	703	661	627	1,364	1,222
Reconciling items included in selling, general and administrative:
Stock-based compensation	879	933	682	1,812	1,221
Amortization of acquired intangible assets	76	84	101	160	202
Restructuring	398	—	602	398	621
Total reconciling items included in operating expenses	2,056	1,678	2,012	3,734	3,266
Non-GAAP operating expenses	$9,641	$10,254	$9,972	$19,895	$17,814
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$(2,448)	$133	$(2,442)	$(2,315)	$(2,875)
Reconciling items included in gross profit	381	405	615	786	1,101
Reconciling items included in operating expenses	2,056	1,678	2,012	3,734	3,266
Reconciling items included in total other income, net	—	(3,905)	—	(3,905)	(1,203)
Tax effect of non-GAAP adjustments	(86)	219	(154)	133	(55)
Non-GAAP net income (loss)	$(97)	$(1,470)	$31	$(1,567)	$234
Non-GAAP net income (loss) per share:
Basic	$(0.00)	$(0.04)	$0.00	$(0.04)	$0.01
Diluted	$(0.00)	$(0.04)	$0.00	$(0.04)	$0.01
Non-GAAP weighted average shares outstanding:
Basic	37,688	37,247	35,704	37,469	35,445
Diluted	37,688	37,247	37,369	37,469	37,372

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE (Figures may not sum due to rounding) (Unaudited)

	Three Months Ended						Six Months Ended
	June 30,		March 31,		June 30,		June 30,		June 30,
	2019		2019		2018		2019		2018
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$(0.06)	$(0.06)	$0.00	$0.00	$(0.07)	$(0.07)	$(0.06)	$(0.06)	$(0.08)	$(0.08)
Reconciling items included in gross profit	0.01	0.01	0.01	0.01	0.02	0.02	0.02	0.02	0.03	0.03
Reconciling items included in operating expenses	0.05	0.05	0.05	0.04	0.06	0.05	0.10	0.10	0.09	0.09
Reconciling items included in total other income, net	—	—	(0.10)	(0.10)	—	—	(0.10)	(0.10)	(0.03)	(0.03)
Tax effect of non-GAAP adjustments	—	—	0.01	0.01	—	—	—	—	—	—
Non-GAAP net income (loss)	$(0.00)	$(0.00)	$(0.04)	$(0.04)	$0.00	$0.00	$(0.04)	$(0.04)	$0.01	$0.01

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN * (Figures may not sum due to rounding) (Unaudited)

	Three Months Ended			Six Month Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	52.0%	50.9%	49.5%	51.5%	50.2%
Amortization of acquired intangible assets	1.7	1.8	1.5	1.7	1.7
Stock-based compensation	0.5	0.6	0.4	0.5	0.4
Inventory step-up and backlog amortization	—	0.1	1.2	0.0	1.0
Total reconciling items included in gross profit	2.1	2.4	3.2	2.3	3.2
Non-GAAP gross profit margin	54.1%	53.3%	52.7%	53.7%	53.4%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Reconciliation of GAAP net income (loss) and adjusted EBITDA
GAAP net income (loss)	$(2,448)	$133	$(2,442)	$(2,315)	$(2,875)
Stock-based compensation	1,665	1,689	1,387	3,354	2,587
Restructuring	398	—	602	398	621
Amortization of acquired intangible assets	374	382	399	756	798
Tax effect of non-GAAP adjustments	(86)	219	(154)	133	(55)
Gain on sale of patents	—	(3,905)	—	(3,905)	—
Inventory step-up and backlog amortization	—	12	239	12	361
Gain on debt extinguishment	—	—	—	—	(1,272)
Discount accretion on convertible debt fair value	—	—	—	—	69
Non-GAAP net income (loss)	$(97)	$(1,470)	$31	$(1,567)	$234
EBITDA adjustments:
Depreciation and amortization	$887	$913	$923	$1,800	$1,749
Non-GAAP interest expense (income) and other, net	(104)	(96)	(40)	(200)	26
Non-GAAP provision for income taxes	317	189	186	506	363
Adjusted EBITDA	$1,003	$(464)	$1,100	$539	$2,372

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$16,746	$17,944
Short-term marketable securities	6,575	6,069
Accounts receivable, net	7,353	6,982
Inventories	2,842	2,954
Prepaid expenses and other current assets	2,303	1,494
Total current assets	35,819	35,443
Property and equipment, net	4,817	6,151
Operating lease right of use assets	5,173	—
Other assets, net	1,606	1,132
Acquired intangible assets, net	3,452	4,208
Goodwill	18,407	18,407
Total assets	$69,274	$65,341
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,183	$2,116
Accrued liabilities and current portion of long-term liabilities	9,158	10,256
Current portion of income taxes payable	578	263
Total current liabilities	11,919	12,635
Long-term liabilities, net of current portion	674	1,017
Operating lease liabilities, net of current portion	3,595	—
Income taxes payable, net of current portion	2,335	2,299
Total liabilities	18,523	15,951
Shareholders’ equity	50,751	49,390
Total liabilities and shareholders’ equity	$69,274	$65,341

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com